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                                                                    EXHIBIT 10.1

                     Sino-foreign Joint Venture Contract for
                 New Dragon Asia Flour (Yantai) Company Limited

Article 1 Introduction

1.1 Shandong Longfeng Flour Company Limited (as "Party A") and Mix Creation Limited (as "Party B"), based on the principal of equality, mutual benefits and upon friendly consultation, agreed to jointly establish the New Dragon Asia Flour (Yantai) Company Limited in Yantai, Shandong, the P.R.C. according to the "Sino-foreign Equity Joint Venture Law of the P.R.C.". The joint venture is regulated by this contract.

Article 2 Joint Venture Parties

2.1      The joint venture parties of this contract are:

       Party A: Shandong Longfeng Flour Company Limited, registered in Yantai,
                                 Shandong, the P.R.C.

       Legal address:            10 Huancheng Road (N), Longkou, Yantai,
                                 Shandong, the P.R.C.

       Legal representative:     Xue Jun Song

       Position:                 Chairman

       Nationality:              Chinese

       Party B:                  Mix Creation Limited

       Legal address:            TrustNet  Chambers P.O. Box 3444, Road Town,
                                 Tortola,  British Virgin
                                 Islands

       Legal representative:     Suk Ching Wu

       Position:                 Chairman

       Nationality:              American

Article 3 Joint Venture Company

3.1 Party A and Party B agreed to jointly establish the New Dragon Asia Flour (Yantai) Company Limited (as "Joint Venture") according to the "Sino-foreign Equity Joint Venture Law of the P.R.C." and other relevant regulations in the P.R.C.

3.2      Name of the Joint Venture:           (___)

         English name:                         New Dragon  Asia Flour  (Yantai)
                                               Company Limited

         Address of the Joint Venture:         10 Huancheng Road(N), Longkou,
                                               Yantai, Shandong, the P.R.C.


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The Joint Venture is registered in Yantai, Shandong, the P.R.C.

3.3 All activities of the Joint Venture must obey the laws, orders and relevant regulations of the P.R.C.

3.4 The Joint Venture is a limited liability company. Party A and Party B, as the Joint Venture's shareholders, bear limited liability according to their respective registered capital. Party A and Party B share the profits, the losses and the risks in proportion to their respective registered capital.

Article 4 Operation Aims, Areas and Capacity

4.1 The joint venture of Party A and Party B aims at utilizing the funding and technology from both parties to assist the Joint Venture to produce flour and other foods by employing advanced technology and scientific management method. In addition, the Joint Venture will develop new products and improve efficiency and quality of the products so as to compete in the market and bring profits to the shareholders.

4.2      The operation areas of the Joint Venture are:

         (i)      Production and sales of flour and other foods;

         (ii)     Research and development of flour and other foods;

         (iii)    Provision of after-sales services for flour and other foods.

4.3 The production capacity of the Joint Venture in the first year shall be 100,000.00 tones per annum. Among 30% of the total products shall be exported. The expansion of production capacity and the operation sizes in the future will be decided by the Board of Directors

Article 5 Total Investment Amount and Registered Capital

5.1 The total investment amount of the Joint Venture is RMB 56,000,000.00 The registered capital of the Joint Venture is RMB 28,000,000.00 Of which:

         Party A will provide RMB 2,800,000.00 in form of cash, factory and equipment as 10% of the registered capital of the Joint Venture.

         Party B will provide foreign currency equivalent to RMB 25,200,000.00 as 90% of the registered capital of the Joint Venture.




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         The difference between total investment amount and the registered capital will be provided by the shareholders in form of shareholder loans. Of which:

         Party A will provide RMB 2,800,000.00 as Party A's shareholder loan to the Joint Venture. The Joint Venture will repay Party A's shareholder loan and interest in RMB. Party B will provide foreign currency or RMB equivalent to RMB 25,200,000.00 as Party B's shareholder loan to the Joint Venture. The Joint Venture will repay

         Party B's shareholder loan and interest in original loan currency.

         The timing of providing shareholder loan depends on the funding requirement of the Joint Venture.

5.2 Party B will provide foreign currency as registered capital. The exchange rate between foreign currency and RMB shall be the middle foreign exchange rate quoted by the Bank of China at the capital payment day.

5.3 The shareholder loan interest and the loan maturity date shall be decided by the Board of directors.

5.4 The Joint Venture will apply and register the relevant contracts and Party B's shareholder loan so that Party B's dividends and shareholder loan principal and interest can be remitted out of the P.R.C. legally.

5.5 The registered capital of the Joint Venture shall be paid according to the following schedule:

         (i) Party A will invest in form of cash, factory and equipment within 3 months after the Joint Venture obtained its business license;

         (ii) Party B will invest in form of Hong Kong dollars, US dollars or equivalent foreign currency within 3 months after the Joint Venture obtained its business license.

5.6 The registered capital of both Parties will need the written confirmation report from a certified practising accountant registered in the P.R.C. The confirmation fee will be paid by the Joint Venture. After obtaining the capital contribution confirmation report, the Board will issue the certificate of investment.

5.7 The increment of registered capital of the Joint Venture will need the Board approval. If one party cannot provide new capital according to the board resolution, the other party can choose to provide the new capital for the other party. The shareholdings will then be adjusted according to the actual investment in registered capital of both Parties. The change in shareholdings will need the approval of and registered in the relevant authority.



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5.8      The increment of shareholder loan of the Joint Venture will need the approval of the Board. If it involved the increment of total investment amount or registered capital, the approval from relevant authority will be needed. Each party should provide his shareholder loan according to their respective proportion in the registered capital of the Joint Venture.

5.9 If any party transfers all or part of her registered capital to other third party, other Party and relevant P.R.C. authority's approvals are required.

5.10 When one party transfers all or part of its registered capital ("Vendor"), other shareholder shall have the first priority to purchase. The other shareholder should reply whether agree to purchase the Vendor's registered capital according to the selling price offered by the Vendor within 60 days (including public holidays) after the Vendor sent out the sales notice. If the other shareholder agrees to purchase the Vendor's registered capital, the Vendor should perform the share transfer and bear the related costs. If the other shareholder does not purchase the Vendor's registered capital or does not reply within the said 60 days, the Vendor can sell its registered capital to third party with the selling price not lower than the price offered to other shareholder beforehand. The Vendor shall apply the approval from and registered the transfer at the relevant authority. Besides, the third party purchaser must provide a written agreement to comply with the terms of this contract and bear the responsibilities of the Vendor under this contract.

         The Vendor shall give the certificate of investment back to the Joint Venture during the transfer. The Joint Venture will then cancel it and issue a new certificate to the purchaser and register the transfer with the relevant authority.

5.11 Any party cannot mortgage, pledge or create lien on all or part of his registered capital without the approval of the Board.

5.12 The total cash invested by both Parties shall be used to purchase all assets and liabilities of Dalian Meilong Food Company Limited ("Seller") existed on the date of obtaining Joint Venture's business license. The Seller will responsible for filing the transfer application and handling the approval requirement of the relevant authority. The selling costs will be borne by the Seller.

5.13 After the Joint Venture purchase the assets and liabilities from the Seller, the Board of the Joint Venture will appoint people to examine the assets and liabilities. The Joint Venture and the Seller will then sign the assets and liabilities transfer confirmation as evidence to prove the Seller has transferred all assets and liabilities to the Joint Venture.




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Article 6 Responsibilities of Each Party

6.1 Party A and Party B shall be individually responsible for the completion of the following tasks:

         Party A's responsibilities:

         (i) process approval application and taxation and other registration procedure, obtaining business license for the Joint Venture from relevant Chinese authorities.

         (ii) apply to the land administrative department for the Joint Venture to obtain necessary land use right and arrange the land lease contract.

         (iii) assist the Joint Venture to notarize the land lease contract, the land use right certificate and/or assets purchase agreement. The costs shall be borne by the Joint Venture.

         (iv) contribute registered capital and shareholder loan according to provisions of Article 5.

         (v) arrange foreign currency registration of the related contracts and Party B's shareholders loans so that the dividend and shareholder loan and interest can legally remit out of the P.R.C. in foreign currency.

         (vi) assist the Joint Venture to lease or purchase equipment, parts, raw materials, office utensils, transportation and communication facilities, etc.

         (vii) assist the Joint Venture to arrange any matters in relation to infrastructure facilities such as water, electricity and transportation, etc.

         (viii) assist the Joint Venture to manage daily operation. (ix) assist the Joint Venture to arrange local bank loans. (x) assist Party B to handle necessary matters. (xi) assist the Joint Venture to handle other matters.

Party B's Responsibilities:

(i) contribute registered capital and shareholder loan according to provisions of Article 5.

(ii) responsible for the Joint Venture's quality control, product development, management training and market development in the P.R.C. and aboard.

(iii) responsible for set up, operation, control and computerization of the finance department of the Joint Venture.



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(iv)     responsible for the daily operation management of the Joint Venture.

(v)      implement other matters being entrusted by the Joint Venture.

Article 7 Sales of Products

7.1 Products of the Joint Venture can be sold both in and out of Chinese territory. 30% of sales are sold abroad and 70% are sold within the country.

7.2 Products of the Joint Venture sold in domestic markets can be sold through Chinese governmental departments, commercial departments or the Joint Venture.

7.3 In order to sell products and provide after-sale service in and out of Chinese territory, the Joint Venture can establish branches in and out of Chinese territory for sale service after obtaining approval from relevant authorities.

Articles 8 Board of Directors

8.1 The registration date of the Joint Venture is the setting up date for the Board of Directors.

8.2 The Board of Directors consist of 9 directors, of which 1 director shall be appointed by Party A and 8 directors shall be appointed by Party B. The Chairman of the Board shall be appointed by Party B and the Vice-chairman appointed by Party A. The office term of directors, chairman and vice chairman shall be 4 years. The directors can continue their positions upon reappointment by their respective parties.

8.3 The Board of Directors is the highest authority in the Joint Venture and has the power to determine all important issues concerning the Joint Venture. Its major powers are set as follows:

         (i) amendment or supplement to the Articles of Association of the Joint Venture.

         (ii) termination and dissolution of the Joint Venture and selecting members of the liquidity committee.

         (iii)    increase or transfer of the registered capital.

         (iv)     cooperation and merger with other economic organizations.

         (v)      mortgage, guarantee or transfer of assets of the Joint
                  Venture.

         (vi) appointment, division of responsibilities and employment termination of General Managers, Assistant General Manager, Chief Engineer, Chief Accountant and auditors.



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         (vii)    preparing plans for the Joint Venture development and
                  determining plans for production, operation, sale and finance and profit.

         (viii) reviewing annual operation report submitted by the general manager.

         (ix)     deciding annual profit distribution scheme.

         (x) approving Joint Venture's labor contract scheme and various internal rules.

         (xi)     revising salary and welfare system of the Joint Venture.

         (xii) determining organization structure of the Joint Venture, establishing or canceling functional departments.

         (xiii)   Other major issues concerning the Joint Venture.

       Abovementioned  subsection (i), (ii)(except condition 18.2), (iii), (iv),
       (v) shall be approved by unanimous consent of all directors present in the board meeting. The other matters shall be approved by majority vote in the board meeting.

8.4 Unless appointed as representative of other director, Chairman and vice-chairman do not have an extra vote or casting vote on any board meeting.

8.5 The board meeting shall be initiated and held by the Chairman. If the Chairman cannot hold the meeting for any reason, the Vice-chairman or other directors shall hold the meeting.

8.6 Chairman of the Board of Directors is the legal representative of Joint Venture. Temporary authorization could be delegated to Vice-chairman or other directors when Chairman is not able to perform his duty.

8.7 Board of Directors shall hold at least one meeting each year. Chairman of the Board shall send written "effective notice" to each director 30 days before the board meeting date. The effective notice shall be treated as effective arrival after ten days from the sending date.

8.8 The Chairman should hold a temporary meeting upon the request of more than 1/3 of all the directors. Chairman of the Board shall send "effective notice" to each director 14 days before the board meeting date. The effective notice shall be treated as effective arrival after ten days from the sending date.

8.9 "Effective notice" much be in written form and send by registered air mail to the correspondence address as stated in Articles 21. Effective notice should mention the meeting agenda, time and place.



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8.10     The Chairman can use fax to notify each director but this cannot be treated as "effective notice".

8.11 The board meeting shall only be held with attendance of at least 7 directors from both Parties. Board meeting shall be postponed five working days after the date of original meeting if directors of either party are absent from it (based on working day in the P.R.C.). Such deferred meeting may be held with the attendance of any 7 or more directors.

8.12 Director can appoint a proxy to attend and vote in the board meeting if he is unable to attend the meeting.

8.13 If a director's correspondence address changes, he should notify the Joint Venture, each other directors and the Chairman. If the effective notice cannot reach the director after two consecutive times and he or proxy does not attend the board meeting, his absent will be treated as forfeiting his voting right.

8.14 Joint Venture should bear each director or his representative's traveling and accommodation expenditure incurred for attending the board meeting.

8.15 Each board meeting should have a detail written record and signed by all attended director or his representative. Board resolution will be signed by attending directors or his representative and keep by the Joint Venture. A copy will be provided to each party.

Article 9 Management Organization

9.1 The Joint Venture sets up management organization, responsible for the daily operation of the Joint Venture. The management organization shall have one general manager and two assistant general managers who are employed by the Board of Directors for a term of 3 years.

9.2 General manager is responsible for carrying out decisions made by the Board and daily operation of the Joint Venture. Assistant general managers shall assist general manager to perform his duty. General manager can authorize an assistant general manager to perform his duty on behalf of him under the condition that he is not able to perform his duty.

9.3 Several senior executives of Joint Venture including a Chief Engineer and a Chief Accountant shall be employed by Board of Directors to assist General Manager and assistant general managers. They are responsible for issues in relation to engineering technology, financial and accounting management and other business management.



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9.4      Members of the Board may be appointed as General Manager or assistant general manager at the same time.

9.5 Board has the power to terminate the employment contract with General Manager, assistant general managers or any employee in the Joint Venture.

Article 10 Labor Management

10.1 The Board shall, subject to the P.R.C. Regulations on Labor Management in Sino-foreign Equity Joint Venture and relevant regulations, prepare plans for labor recruitment, dismissal, salary, insurance, welfare, rewards and punishments schemes. Employment contracts may be, based on the proposed system, signed by an employee individually or labor union collectively with the Joint Venture. Labor contracts shall be reported to the local labor authority for records after being signed.

10.2 The employment, salary, insurance, welfare benefits and traveling allowance of senior executives shall be decided by the Board.

Article 11 Taxes, Finance and Audit

11.1 The financial and accounting system of the Joint Venture shall be established by the Joint Venture according to the Sino-foreign Equity Joint Venture Financial Accounting Standard issued by the Ministry of Finance and other relevant rules and regulations.

11.2 The accounting policies and standards of the Joint Venture shall be initiated by Party A and to be approved by the Board. Such policies shall be filed in the local government's financial department and tax department.

11.3 The Joint Venture shall pay various taxes in accordance with the P.R.C. laws and regulations.

11.4 Employees of the Joint Venture shall pay personal income tax in accordance with the P.R.C. Law on Personal Income Taxes and other relevant regulations.

11.5 The Joint Venture shall keep reserve funds, enterprise development funds and employee welfare funds in accordance with the P.R.C. Law on Sino-foreign Equity Joint Ventures. The ratio for provision of each fund shall be determined by the Board based on operating results of the Joint Venture.



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11.6     The accounting year of the Joint Venture is from January 1 to December
         25 of each year. All accounting receipts, bills, records and reports shall be produced in Chinese.

11.7 Certified public accountants registered in the P.R.C. shall be appointed to examine and audit the Joint Venture's financial and accounting records. They shall report the results to the Board and the General Manager.

11.8 If any Party requests to employ other auditors to examine the annual accounts of the Joint Venture, the other Party shall give its consent. The Joint Venture shall co-operate in full with this auditor.

11.9 During the first 3 months after the end of each business year, the General Manager shall organize the preparation of the last year's balance sheet, profit and loss statement and profit distribution plan and submit the result to the Board for inspection and approval.

Article 12 Bank Accounts and Foreign Exchange

12.1 According to the managing requirement of the Joint Venture and the relevant regulations, the Joint Venture can open RMB or foreign currency bank accounts with financial institutions in the P.R.C. or aboard after approval. The Board of the Joint Venture shall decide the signatories of the cheques.

12.2 The foreign currency of the Joint Venture (e.g. investment by Party B, overseas loan, foreign currency incomes or other foreign remittance) shall be deposited into the Joint Venture's approved foreign currency bank accounts in the P.R.C. or aboard according to the relevant foreign exchange laws or regulations. All foreign currency expenses should be paid through the above foreign currency bank accounts.

Article 13 Profit Distributions

13.1 The Joint Venture shall keep reserve funds, enterprise development funds and employee welfare funds. The ratio for provision of each fund shall be determined by the Board based on operating results of the Joint Venture.

13.2 Profit of the Joint Venture shall be distributed in proportion to the actual payment of registered capital once a year. The distribution amount shall be determined by the Board. The profit to both parties shall be distributed within 1 month after announcement of profits distribution by the Joint Venture.



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Article 14 Shareholding Transfer

14.1 All assets shall be owned by the Joint Venture during the term of cooperation. Any party shall not be allowed to transfer, sell or mortgage any part or all of the assets without approval of the Board. Any transfer made by a single party shall be void.

14.2 Any transfer of the shareholdings, contractual rights and responsibilities in part or in whole made by a single party to a third party must get the prior consent of the other party and approval of the original approval authority. The other party to the Joint Venture shall have the priority to purchase the transfer under the same conditions comparable to a third party.

14.3 If approved by the original approval authority, any party (the "Purchaser") can purchase the shareholding from other party (the "Vendor"). Or he can suggest other purchasers (the "Replacement Purchaser") to purchase the shareholding of the Vendor.

14.4 If both Parties cannot agreed a value of the Joint Venture within 30 days after the Purchaser providing written notice the Vendor to purchase the shareholdings, the value of the Joint Venture shall be determined by a registered professional assets valuator based on the international standard with the assumption that the Joint Venture will carry on its business. The valuation costs shall be borne by the Vendor.

14.5 The selling price of the Vendors' shareholdings shall equal to the value of the Joint Venture agreed by both Parties or determined by the abovementioned valuator in the proportion of Vendor's total registered capital in the Joint Venture.

14.6 Any party or Replacement Purchaser can refuse to sell or purchase the proposed transfer shareholdings (where applicable) within 15 days after receiving the notice of Joint Venture`s value from the abovementioned valuator.

14.7 If the Purchaser or the Replacement Purchaser provides written notice in agreeing to buy the Vendor's shareholdings in the Joint Venture, the Vendors shall complete all transfer procedures within 30 days after the date of such written notice. The Purchaser or Replacement Purchaser shall pay all purchase consideration in Hong Kong dollars or US dollars (RMB if local purchaser) within 10 days after the completion of transfer. If the Vendor is Party B, the Purchaser or Replacement Purchaser shall remit the purchase consideration to bank account designated by Party B after completion of transfer and approved by the relevant authority. The Vendor shall bear all the relevant tax payment and other costs (including the valuation fee stated in clause 14.4) according to the relevant regulation as a result of the Vendor's retreat.



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14.8     The Joint Venture should manage its business according to normal condition until the Vendor shareholding transfer procedures are all completed.

Article 15 Duration of the Joint Venture

15.1 The duration of the Joint Venture is 50 years. The date of establishment of the Joint Venture is the issuing date of the business license.

15.2 Under the suggestion by any party, the Joint Venture may apply to approval authority for an extension of the Joint Venture's duration within 6 months prior to the expiration upon a unanimous approval of the Board.

Article 16 Insurance

16.1 All kinds of insurance of the Joint Venture shall be insured from insurance companies registered in the P.R.C. The Board shall determine all terms & conditions in insurance policies, including category, insurance values and others.

16.2 Employment insurance, social insurance and other insurance shall be insured for employees by the Joint Venture. Hence the Joint venture will not be responsible for any accident compensation, welfare and expenses after retirement of employees. Detailed insurance policies shall be determined by the Board.

Article 17 Confidentiality

17.1 Each party of this contract undertakes that he and his appointed Joint Venture directors or employees shall not disclosed any information related to the Joint Venture to any other people, corporate or organization without the board consent.

17.2 The right and responsibility of this confidentiality clause, except the public information from other sources or information provided under the request of any stock exchange or laws, shall be effective after the termination of this contract by any reason.

Article 18 Amendment, Alternation and Termination of the Contract



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18.1     Amendment to the Contract shall only be effective upon a written agreement signed by both parties and approval of original approved by authority.

18.2 Under the following conditions, any party can terminate this contract with "Effective Notice" and apply to the relevant authority for approval:

         (i)      The Joint Venture suffers losses and cannot be operated;

         (ii)     The Joint Venture cannot be operated because of force majeure;

         (iii)    The Joint Venture cannot meet its business target;

         (iv) Any party breaches the contract or articles of the Joint Venture and the other party reasonably believe that such breach will cause the Joint Venture to fail to fulfill its economic objective or cause the other party or Joint Venture to incur risk to lose or have an unfavorable effect on the Joint Venture's operation.

         (v) Unreasonably reject directors from one party to join the board meeting or management of the Joint Venture.

         (vi) The government confiscates or expropriates all or part of the assets of the Joint Venture.

         (vii) Any party's economic benefits seriously affected by the change of the P.R.C. laws, regulations or other requirements after the signing of this contract.

         (viii) Other reasons which cause the Joint Venture cannot be normally operated.

Article 19 Treatment of Assets after Maturity of the Joint Venture Duration

19.1 When Joint Venture period is expired or the Joint Venture terminated before the approved period, if one party's share has not been sold according to Article 14, the liquidated assets will be distributed according to the shareholding ratio and relevant laws. The liquidation committee or related matters will be regulated by the Articles of the Joint Venture.


Article 20 Liabilities of Breach of Contract

20.1 Any party who has failed to contribute the registered capital in accordance with the provisions of Article 5 of this contract shall be liable to pay penalty charges equal to 1% per month of the registered capital payable to the other party starting from 3 months after the submission date. The other party shall have the right to terminate this contract and claim for damage from the breaching party, in addition to the accumulated penalty charges equal to 3% of the registered capital payable, if capital contribution has been overdue for 6 months.



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20.2     If any party does not perform or seriously default under this contract or the Joint Venture's Articles which cause the Joint Venture to cease operation, unable to achieve the targets stated in this contract, bankruptcy or liquidation, the defaulting party shall be treated as default and terminate this contract on his own. The other party shall have the right to issue an "Effective Notice" to termination this contract before the original approved duration, entitled to apply to the original approval authority for termination of this contract and claim for compensation from the default party. The defaulting party shall compensate for damages suffered by the Joint Venture, if both parties agree to continue the Joint Venture. If this contract was breach by one party and cause this contacts or its appendix cannot be partly or wholly be performed, the defaulting party shall bear all the responsibilities.

Article 21 Correspondence Address

21.1 All notices issued to any party under this contract shall be effectively sent to all Joint Venture Parties. The correspondence addresses of each party and his appoint directors are as follow:

       Party A:                 Shandong Longfeng Flour Company Limited.
       Correspondence address:  10 Huancheng Road (N), Longkou, Yantai,
                                Shandong, the P.R.C.
       Contact person:          Xue Jun Song
       Phone no.:               (86) 535 8525188
       Fax no.:                 (86) 535 8526908

       Party B:                 Mix Creation Limited
       Correspondence address:  22/F New World Tower II, 18 Queen's Road
                                Central, Hong Kong
       Contact person:          Man Fung Ki
       Phone no.:               (852) 21313600
       Fax no.:                 (852) 21310918

Article 22 Force Majeure

22.1 In the case of force majeure such as earthquake, typhoon, fire, war or other unforeseeable accidents which directly renders one party unable to perform its duty under the terms and conditions of this contract, such party shall inform the other party of such accidents, provide with accident details and valid documentation for failure to



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         fulfill this contract in part or in whole or necessity for deferred performance within 15 days after the incident. Such documents shall be issued by the notary office in the area where the accident occurs. Both parties may negotiate the methods to reduce the effect and decide whether to terminate the Contract, partly relieve the breaching party from contractual liabilities, or delay the performance of this contract according to the affecting level.

Article 23 Applicable Law

23.1 Conclusion, effectiveness, interpretation, performance and disputes settlement related to the Contract are governed by the P.R.C. Law.

Article 24 Dispute Settlement

24.1 All disputes caused by or related to implementation of this Contract shall be settled through negotiation between both parties. Disputes not to be settled as such shall be submitted to China International Trade and Economy Arbitration Commission for arbitration subject to the Commission's arbitration rules after 30 days after sending the Effective Notice. The arbitration award is final and shall be binding upon both parties.

24.2 Any party can apply to the court for enforcing the arbitration award. During the procedures of arbitration, enforcing the arbitration award or enforcing this contracts and related matters, both party agree to forfeit the right to allege by using the legal exemption right from the nation or as a nation's organization.

24.3 During the process of arbitration, the Contract shall be continuously executed except for the sections under arbitration.

Article 25 Language

25.1     This Contract shall be written and signed in Chinese.

Article 26 Effective and Miscellaneous

26.1 All Joint Venture's Land Lease Contract, land use right certificate, building certificate or asset purchase contract shall be notarized by a public notary. Such costs shall be borne by the Joint Venture.

26.2 All costs related to the assets transfer to the Joint Venture shall be borne by Party A or the vendor.



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26.3     Party B will responsible for the computerization for the Joint Venture and suggest plans to purchase suitable software and equipment. All such plans shall be decided by the Board.

26.4 All supplement agreements prepared under the principle of this contract shall form part of the constitution documents of this contract.

26.5 Each Party of this contracts represents and undertakes that he has the full power and right to sign this contract, perform the duties under this contract and the authorized signatories of this contract has full authorization to sign this contract.

26.6 Except clause 18.2, ineffectiveness of any clause of this contract will not affect the effectiveness of other clauses of this contract.

26.7 This contract shall be approved by the relevant authority and be effective in the approval date.

26.8 The contract is signed by a legal representative of Party A and a proxy of Party B in Longkou, the P.R.C. on June 1, 1999

26.9 This contract has eleven original copies. Party A retains 3 copies. Party B retains 3 copies. The Joint Venture retains 5 copies.


Party A: Shandong Longfeng Flour Company Limited
Legal representative:


Party B: Mix Creation Limited
Proxy:


June 1, 1999



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